Exhibit 1A.11

180 Glastonbury Boulevard, Suite 400	mahoneysabol.com
Glastonbury, CT 06033

860.541.2000 main	Glastonbury
860.541.2001 fax	Essex

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of Energea Portfolio 4 USA LLC of our report dated March 31, 2021 relating to the financial statements as of March 11, 2021 (date of inception).

/s/ Mahoney Sabol & Company, llp

Certified Public Accountants
Glastonbury, Connecticut
June 9, 2021